UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material under Rule 14a-12

SCANDIUM INTERNATIONAL MINING CORP.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid: N/A

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

NOTICE OF SPECIAL MEETING
OF SHAREHOLDERS

to be held on September 11, 2017

- and -

PROXY STATEMENT AND MANAGEMENT INFORMATION CIRCULAR

SCANDIUM INTERNATIONAL MINING CORP.

CORPORATE OFFICE
Suite 501 – 1430 Greg Street, Sparks
Nevada, USA, 89431
(775) 355-9500

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

LETTER TO SHAREHOLDERS

August 8, 2017

Dear shareholders of Scandium International Mining Corp.:

The board of directors of Scandium Interinational Mining Corp. (“Scandium”, “we”, “our” or “us”) cordially invites you to attend the special meeting (the “Meeting”) of holders of common shares to be held at 10:00 a.m. (Vancouver Time) on September 11, 2017 at Suite 1200 – 750 West Pender Street, Vancouver, British Columbia, V6C 2T8.

At the Meeting, shareholders will be asked to approve the issuance of 57,371,565 of our common shares to Scandium Investments LLC (“SIL”) in exchange for SIL’s 20% interest in EMC Metals Australia Pty Ltd. (“EMC-A”). As a result of the exchange transaction, we will increase our ownership of EMC-A from 80% to 100%. EMC-A holds our Nyngan Scandium project and our Honeybugle scandium property, both located in New South Wales, Australia.

The transaction is subject to the terms and conditions of a Share Exchange Agreement dated June 30, 2017 entered into between Scandium, SIL and EMC-A (the “Agreement”).

Pursuant to the terms of the Agreement, on closing we will also issue to SIL common shares having an aggregate value equal to US$420,000 determined using the market price per share as at the first trading day following the Meeting. The additional common shares represent an adjustment payment due to the fact that our 80% interest in EMC-A is subject to a 0.7% gross revenue royalty interest, whereas SIL’s 20% interest is not encumbered by that royalty. The Agreement also provides that on closing of the Transaction, SIL will also be entitled to nominate two directors to the Company’s board of directors.

Management and the Board of Scandium strongly support the transaction with SIL. Establishing Scandium as the owner of 100% of EMC-A provides us with significant advantages in advancing the Nyngan Scandium project, including the following key benefits:

  Provides a wider array of project financing structures to better optimize the cost of capital for the development of the Nyngan scandium project;
  Aligns the interests of SIL as a key project stakeholder with other shareholders of Scandium;
  Streamlines project management;
  Adds strategic and financing resources to the board of directors from SIL director nominees;
  In the view of management, is considered non-dilutive to existing Scandium shareholders.

Pursuant to the requirements of the Toronto Stock Exchange (“TSX”), the Transaction must be approved by a majority of the votes cast by the shareholders of Scandium voting in person or by proxy at the Meeting, excluding any votes held by SIL and its principal owners. The Transaction is subject to certain other customary conditions set forth in the Agreement. Closing of the Transaction is expected to occur approximately 2 business days after all conditions have been satisfied.

The Board has concluded that the Transaction is in the best interests of Scandium. The Board recommends that the shareholders vote FOR the Transaction.

A notice of special meeting, proxy statement and management information circular (“Proxy Statement”), and a form of proxy (“Proxy”) or voting instruction form (“VIF”) accompany this letter. The Proxy Statement contains a description of the Transaction and other information to assist you in considering the matters to be voted upon. We encourage you to carefully consider the information in this Proxy Statement, and to consult your financial, legal or other professional advisors if you require assistance.

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Your vote is important, regardless of the number of Scandium common shares you own. If you are a registered shareholder, meaning that your name appears on the records of Scandium as the registered holder of shares (a “Registered Shareholder”), you may wish to vote by proxy whether or not you attend the Meeting in person. Registered Shareholders electing to submit a proxy may do so by completing the enclosed Proxy and returning it to the Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”), in accordance with the instructions on the Proxy. You should ensure that the Proxy is received by Computershare at least 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or the adjournment thereof at which the Proxy is to be used.

If you are a non-registered or beneficial shareholder, meaning your Shares are not registered in your own name but are registered in the name of a broker, bank or other intermediary (a “Beneficial Shareholder”), follow the instructions provided by your broker or other intermediary to vote your Shares. You may also consult the section in the Proxy Statement entitled “Proxy Voting – Beneficial Shareholders” for more detailed information.

If you have any questions or need assistance with the completion and delivery of your Proxy or VIF, please contact our Investor Relations department by telephone at (775) 355-9500, or by email at info@scandiummining.com.

On behalf of Scandium, I would like to thank all our shareholders for their ongoing support. We are committed to the success of this Transaction and believe it will put Scandium in a better position to meet the evolving needs of our business and shareholders.

Yours truly,

/s/ George Putnam

George Putnam
President

- ii -

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD AT 10:00 A.M. ON SEPTEMBER 11, 2017

The Special Meeting of Shareholders (the “Meeting”) of Scandium Mining International Corp. (the “Company”) will be held at 10:00 a.m. (Vancouver Time) on September 11, 2017 at Suite 1200 – 750 West Pender Street, Vancouver, British Columbia, V6C 2T8, for the following purpose:

For disinterested shareholders to pass an ordinary resolution approving the Company’s issuance of common shares to Scandium Investments LLC (“SIL”) pursuant to a share exchange agreement (the “Agreement”) between the Company, SIL and EMC Australia PTY Ltd. (“EMC-A”), providing for the Company’s acquisition of SIL’s 20% interest in EMC-A.

The Company’s Board of Directors has fixed July 18, 2017, as the record date for determining shareholders entitled to receive notice of, and to vote at, the Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Meeting.

All shareholders are invited to attend the Meeting in person, but even if you expect to be present at the Meeting, you are requested to mark, sign, date and return the enclosed proxy card in accordance with the instructions set out in the notes to the proxy and any accompanying information from your intermediary as promptly as possible to ensure your representation. All proxies must be received by our transfer agent by no later than 48 hours prior to the time of the Meeting in order to be counted.

If you have any questions or need assistance with the completion and delivery of your proxy or voting instruction form, please contact the Company’s Investor Relations department by telephone at (775) 355-9500, or by email at info@scandiummining.com.

Dated at Vancouver, British Columbia, this 8th day of August, 2017.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ George Putnam
_________________________________________
George Putnam
President & CEO

SCANDIUM INTERNATIONAL MINING CORP.
Suite 501 – 1430 Greg Street
Sparks, Nevada, USA 89431

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER, 2017

In this Proxy Statement, all references to “US$” are references to United States dollars and all references to “C$” are references to Canadian dollars. As of August 3, 2017, one Canadian dollar was equal to approximately US$0.80.

GENERAL

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Scandium Mining International Corp. (“Scandium,” “SCY” or the “Company”), a British Columbia corporation, for use at the Company’s Special Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m. (Vancouver Time) on September 11, 2017, at the offices of Morton Law LLP located at Suite 1200 – 750 West Pender Street, Vancouver, British Columbia, V6C 2T8, and at any adjournment or postponement thereof.

This Proxy Statement and the accompanying proxy card are being mailed to our shareholders (the “Shareholders”) on or about August 10, 2017. The cost of solicitation will be paid by the Company. The solicitation will be made primarily by mail. Proxies may also be solicited personally or by telephone by certain of the Company’s directors, officers and regular employees, who will not receive additional compensation therefor. In addition, the Company will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials to beneficial owners.

SUMMARY OF SPECIAL BUSINESS
SHARE EXCHANGE WITH SCANDIUM INVESTMENTS LLC

The following is a summary of the Share Exchange Agreement dated June 30, 2017 (the “Agreement”) between the Company, EMC Australia PTY Ltd. (“EMC-A”) and Scandium Investments LLC (“SIL”). This is a summary only, and Shareholders are encouraged to read the full disclosure under “Proposal: Share Exchange for the acquisition of EMC-A” which appears later in this Proxy Statement.

Purusant to the Agreement, and subject to the terms and conditions therein:

•

the Company will acquire SIL’s 20% interest in EMC-A in exchange for 57,371,565 Common Shares to SIL, representing 25% of the issued and outstanding Common Shares as at the close of business on June 14, 2017, and the Company will thereafter own 100% of EMC-A;

•

the Company will issue additional Common Shares to SIL equal in value to US$420,000, determined using the closing price of the Common Shares as reported on the Toronto Stock Exchange (“TSX”) on the first trading day following the date of the Meeting, as an adjustment payment due to the fact that the Company’s 80% interest in EMC-A is subject to a 0.7% gross revenue royalty interest, whereas SIL’s 20% interest is not encumbered by that royalty; and

•

the Company and SIL will on closing enter into a Nomination Rights Agreement whereby SIL will have the right to nominate two directors to serve on the Board for so long as SIL holds at least 15% of the issued and outstanding Common Shares, and one director for so long as SIL holds at least 5% but less than 15% of the issued and outstanding Common Shares. At this time it is anticipated that Peter B. Evensen and Christian B. Evensen will be the SIL nominees.

Management of the Company believes that the consummation of the share exchange and related transactions described in the Agreement (collectively the “Transaction”) is in the best interests of the Company and recommends shareholders vote in favour of the resolution described herein.

APPOINTMENT OF PROXYHOLDER

The persons named as proxyholder in the accompanying form of proxy were designated by the management of the Company (“Management Proxyholder”). A Shareholder desiring to appoint some other person (“Alternate Proxyholder”) to represent him at the Meeting may do so by inserting such other person’s name in the space indicated or by completing another proper form of proxy. A person appointed as proxyholder need not be a Shareholder of the Company. All completed proxy forms must be deposited with Computershare Trust Company of Canada (“Computershare”) not less than forty-eight (48) hours, excluding Saturdays, Sundays, and holidays, before the time of the Meeting or any adjournment of it unless the chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

EXERCISE OF DISCRETION BY PROXYHOLDER

The proxyholder will vote for or against or withhold from voting the Shares of the Company, as directed by a Shareholder on the proxy, on any ballot that may be called for. In the absence of any such direction, the Management Proxyholder will vote in favour of matters described in this Proxy Statement. In the absence of any direction as to how to vote the Shares of the Company, an Alternate Proxyholder has discretion to vote them as he or she chooses.

The enclosed form of proxy confers discretionary authority upon the proxyholder with respect to amendments or variations to matters identified in the attached Notice of Meeting and other matters which may properly come before the Meeting. At present, Management of the Company knows of no such amendments, variations or other matters.

PROXY VOTING

Registered Shareholders

If you are a registered shareholder (“Registered Shareholder”), you may wish to vote by proxy whether or not you attend the Meeting in person. Registered Shareholders electing to submit a proxy may do so by completing the enclosed form of proxy (the “Proxy”) and returning it to the Company’s transfer agent, Computershare, in accordance with the instructions on the Proxy. In all cases you should ensure that the Proxy is received at least 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or the adjournment thereof at which the Proxy is to be used.

Beneficial Shareholders

The following information is of significant importance to shareholders who do not hold Shares in their own name (referred to as “Beneficial Shareholders”). Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by Registered Shareholders (those whose names appear on the records of the Company as the registered holders of Shares).

If Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those shares will not be registered in the Shareholder’s name on the records of the Company. Such shares will more likely be registered under the names of the Shareholder’s broker or an agent of that broker. In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms).

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of Shareholders’ meetings. Every intermediary has its own mailing procedures and provides its own return instructions to clients.

If you are a Beneficial Shareholder:

You should carefully follow the instructions of your broker or intermediary in order to ensure that your Shares are voted at the Meeting. The form of proxy supplied to you by your broker will be similar to the Proxy provided to Registered Shareholders by the Company. However, its purpose is limited to instructing the intermediary on how to vote on your behalf. Most brokers now delegate responsibility for obtaining instructions from clients to Broadridge Investor Communication Services (“Broadridge”) in the United States and in Canada. Broadridge mails a voting instruction form (a “VIF”) in lieu of a Proxy provided by the Company.

The VIF will name the same persons as the Company’s Proxy to represent you at the Meeting. You have the right to appoint a person (who need not be a Beneficial Shareholder of the Company), other than the persons designated in the VIF, to represent you at the Meeting. To exercise this right, you should insert the name of the desired representative in the blank space provided in the voting instruction form. The completed VIF must then be returned to Broadridge by mail or facsimile or given to Broadridge by phone or over the internet, in accordance with Broadridge’s instructions. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Shares to be represented at the Meeting. If you receive a VIF from Broadridge, you cannot use it to vote Shares directly at the Meeting - the VIF must be completed and returned to Broadridge, in accordance with its instructions, well in advance of the Meeting in order to have the Shares of the Company voted.

As a Beneficial Shareholder, you may not be recognized directly at the Meeting for the purposes of voting Shares registered in the name of your broker. However, you or a person you designate may attend at the Meeting as proxyholder for your broker and vote your Shares in that capacity. If you wish to attend the Meeting and indirectly vote your Shares as proxyholder for your broker, or have a person you designate do so on your behalf, you should enter your own name, or the name of the person you wish to designate, in the blank space on the VIF provided to you and return the same to your broker in accordance with the instructions provided by such broker, well in advance of the Meeting.

Alternatively, you can request in writing that your broker send you a legal proxy which would enable you, or a person you designated by you, to attend at the Meeting and vote your Shares.

REVOCATION OF PROXIES

In addition to revocation in any other manner permitted by law, a Registered Shareholder who has given a Proxy may revoke it by:

(a)

Executing a Proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the Registered Shareholder or the Registered Shareholder’s authorized attorney in writing, or, if the shareholder is a corporation, under its corporate seal (if applicable) by an officer or attorney duly authorized, and by delivering the Proxy bearing a later date to Computershare at any time up to and including the last business day that precedes the day of the Meeting or, if the Meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law; or

(b)	Personally attending the meeting and voting the Registered Shareholders’ Shares.

A revocation of a Proxy will not affect a matter on which a vote is taken before the revocation.

Only Registered Shareholders have the right to revoke a Proxy. Beneficial Shareholders who wish to change their vote must, at least seven days before the Meeting, arrange for their respective intermediaries to revoke the Proxy on their behalf.

VOTING PROCEDURE

A quorum for the transaction of business at the Meeting is, subject to the special rights and restrictions attached to the share of any class or series of shares, one person who is a Shareholder, or who is otherwise permitted to vote Shares of the Company at a meeting of Shareholders pursuant to the Company’s articles, present in person or by proxy. Broker non-votes occur when a person holding Shares through a bank or brokerage account does not provide instructions as to how his or her Shares should be voted and the broker does not exercise discretion to vote those Shares on a particular matter. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Meeting. However, an abstention or broker non-vote will not have any effect on the outcome for the election of directors.

Shares for which proxy cards are properly executed and returned will be voted at the Meeting in accordance with the directions noted thereon or, in the absence of directions, will be voted “FOR” the resolution approving the Agreement and Transaction. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

To be effective, each matter which is submitted to a vote of Shareholders, other than for the election of directors and the approval of auditors, must be approved by a majority of the votes cast by the Shareholders voting in person or by proxy at the Meeting.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No Person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the Meeting. For the purpose of this paragraph, “Person” means any individual: (a) who has been a director, senior officer or insider of the Company at any time since the commencement of the Company’s last fiscal year; or (b) who is an associate or affiliate of a person included in subparagraph (a).

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

On July 18, 2017 (the “Record Date”) there were 229,490,362 Common Shares issued and outstanding, each Share carrying the right to one vote. Only Shareholders of record at the close of business on the Record Date will be entitled to vote in person or by proxy at the Meeting or any adjournment thereof.

As at the Record Date, to the knowledge of the directors and executive officers of the Company (the “Management”), the Beneficial Shareholders or persons exercising control over Company Shares carrying more than 5% of the outstanding voting rights are:

Name and Address	Number of Shares(1)	Nature of Ownership	Approximate % of Total Issued and Outstanding
Willem Duyvesteyn Reno, Nevada	18,134,426(3)	Sole voting and investment control	7.90%
	9,518,693(2)(3)	Shared voting and investment control	4.15%
Andrew Greig Teneriffe, QLD, Australia	19,610,400(4)	Sole voting and investment control	8.55%

(1)

The information relating to the above share ownership was obtained by the Company from insider reports and beneficial ownership reports on Schedule 13D filed with the SEC or available at www.sedi.ca, or from the shareholder.

(2)	9,518,693 of these Common Shares are registered in the name of Irene Duyvesteyn, and Mr. Duyvesteyn has voting and investment control over these Common Shares.
(3)	This figure does not include 2,500,000 shares issuable pursuant to exercise of stock options.
(4)	This figure does not include 1,100,000 shares issuable pursuant to exercise of stock options.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s shares as of July 18, 2017 by:

(i)	each director of SCY;
(ii)	each of the named executive officers of SCY; and
(iii)	all directors and executive officers as a group.

Except as noted below, the Company believes that the beneficial owners of the Company’s shares listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

Name of Beneficial Owner	Shares Beneficially Owned[1]	Percentage of Shares Beneficially Owned[1]
George Putnam	4,542,010	1.98%
William Harris	430,000	0.19%
Barry Davies	6,370,000	2.78%
Willem Duyvesteyn	27,653,119(2)	12.05%
Warren Davis	1,683,529	0.73%
James Rothwell	1,102,882	0.48%
Andrew Grieg	19,610,400	8.55%
John Thompson	3,436,200	1.50%
Edward Dickinson	540,708	0.24%
Nigel Ricketts	Nil	0.00%
All officers and directors	65,368,848	28.50%

(1)

These amounts exclude beneficial ownership of securities not currently outstanding but which are reserved for immediate issuance on exercise of stock options as follows; 5,200,000 shares issuable to George Putnam, 2,450,000 shares issuable to William Harris, 2,100,000 shares issuable to Barry Davies; 2,500,000 shares issuable to Willem Duyvesteyn, 1,600,000 shares issuable to Warren Davis, 1,600,000 shares issuable to James Rothwell, 1,100,000 shares issuable to Andrew Greig, 1,460,000 shares issuable to John Thompson, 1,210,000 shares issuable to Edward Dickinson, and 300,000 shares issuable to Nigel Ricketts.

(2)	9,518,693 of these Common Shares are registered in the name of Irene Duyvesteyn, and Mr. Duyvesteyn has voting and investment control over these Common Shares.

PROPOSAL:
APPROVAL OF SHARE ISSUANCE TO SIL

Summary of Transaction

At the Meeting, Shareholders will be asked to approve the issuance of Common Shares to SIL as described herein.

Pursuant to the Share Exchange Agreement, the Company has agreed to acquire SIL’s 20% interest in EMC-A in exchange for the issuance to SIL of 57,371,565 Common Shares representing 25% of the issued and outstanding Common Shares as at the close of business on June 14, 2017.

Scandium will also issue to SIL Common Shares equal in value to the Canadian dollar equivalent of US$420,000, determined using the closing price of the Common Shares on the TSX as at the close of trading on the day following the Meeting (the “Share Exchange” or the “Transaction”). The issuance of the additional Common Shares represents an adjustment payment due to the fact that the Company’s 80% interest in EMC-A is subject to a 0.7% gross revenue royalty interest, whereas SIL’s 20% interest is not encumbered by that royalty.

Pursuant to the Agreement, SIL will be entitled to nominate two directors to the Board in accordance with the terms of a Nomination Rights Agreement to be entered into between SIL and the Company on closing of the Transaction. Under the Nomination Rights Agreement, SIL may nominate two persons to serve as directors on the Board for so long as SIL holds at least 15% of the issued and outstanding Common Shares, and one director for so long as SIL holds at least 5% but less than 15% of the issued and outstanding Common Shares.

The Share Exchange will increase the Company’s ownership of EMC-A from 80% to 100%. The Transaction will further align SIL’s interests with those of the Company and streamline the management and development of the Projects owned by EMC-A.

Parties to the Share Exchange Agreement

The parties to the Agreement are Scandium, SIL and EMC-A. A summary of each company is provided below.

Scandium is incorporated under the laws of the Province of British Columbia, Canada, and has its shares listed for trading on the Toronto Stock Exchange. Scandium focuses on specialty metals resources and project development, specifically scandium, with its primary holdings currently being 80% of the outstanding shares of EMC-A.

EMC-A is an Australian company that is owned 80% by Scandium and 20% by SIL. EMC-A holds a 100% interest in the Nyngan Scandium project and the Honeybugle Scandium property, both located in New South Wales, Australia (collectively, the “Projects”) and is seeking to develop the Nyngan Scandium project in the near term.

SIL is a limited liability company incorporated in Nevada, USA. The managing members of SIL are Peter B. Evensen and Jon C. Evensen. SIL has been a joint investment partner of the Company since 2014 when SIL and Scandium entered into a loan agreement for the purpose of extinguishing the Company’s outstanding debt and securing EMC-A’s 100% ownership of the Nyngan Project. The loan arrangement between the Company and SIL is described in greater detail under The Transaction below. SIL deals at arm’s length to the Company. The current directors and officers of Scandium do not hold any interest in SIL.

The Transaction

The Share Exchange was contemplated and outlined in the loan and option agreements entered into between Scandium and SIL in June 2014 (collectively, the “Option Agreement”). Under the Option Agreement, the Company secured a US$2,500,000 loan facility from SIL (the “Loan”). The proceeds of the Loan were used to pay obligations related to a negotiated settlement arrangement that secured Scandium’s ownership of the Nyngan Project.

Under the terms of the Option Agreement, SIL had the option of converting the Loan to a 20% joint venture interest in EMC-A (the “JV Option”). The Option Agreement contained a further provision allowing the Company to deem the JV Option to have been exercised by SIL if as of December 10, 2015, the Company had not defaulted on its Loan payments, the Loan had not been repaid, SIL had not exercised its option to purchase the Property and the Company had received a minimum of US$3,000,000 from equity financing (the “JV Option Conditions”). On March 10, 2016, Scandium gave notice to SIL that the JV Option Conditions were satisfied and the Company was exercising its right to deem the JV Option exercised by SIL.

As per the terms of the JV Option, SIL retained the right to sell its 20% interest in EMC-A to Scandium in exchange for Common Shares once EMC-A filed a feasibility study and obtained a mining license for either or both of the Properties (the “Equity Option”). The conditions for the Equity Option were met on May 3, 2017, and SIL provided Scandium with notice that it would exercise its right under the Equity Option to exchange its interest in EMC-A for Common Shares of Scandium.

On June 14, 2017, Scandium, EMC-A and SIL signed a Memorandum of Understanding regarding SIL’s election to exchange its interest in EMC-A for Common Shares (the “MOU”).

The MOU was subsequently replaced by the Share Exchange Agreement dated June 30, 2017. The Share Exchange Agreement provides that on closing of the Transaction the following will occur:

  SIL will transfer its EMC-A shares, representing its 20% interest in EMC-A, to the Company;

  the Company will issue 57,371,565 Common Shares to SIL, representing 25% of the issued and outstanding Common Shares of the Company as at the close of business on June 14, 2017; and

  the Company will issue additional Common Shares to SIL equal in value to US$420,000, the number of Shares to be determined using the prevailing exchange rate and closing price of the Common Shares of Scandium as reported on the TSX on the first trading day following the date the shareholders approve the Agreement. Under the requirements of the TSX, for the purposes of the Meeting the Company is required to state a maximum number of additional Common Shares that may be issued, which if exceeded would require a further shareholder meeting to approve. Accordingly the Company has for this purpose selected a maximum number of 2,500,000 Common Shares, which is the number of Common shares that shareholders are being asked to approve. The actual number of additional Common Shares issued to SIL will be determined as described above, but will not exceed 2,500,000 without further shareholder approval.

  The Company and SIL will enter into a Nomination Agreement, pursuant to which SIL will have the right to nominate two persons to serve as directors on the Board for so long as SIL holds at least 15% of the issued and outstanding Common Shares, and one director for so long as SIL holds at least 5% but less than 15% of the issued and outstanding Common Shares.

Closing of the Transaction is subject to the Company obtaining disinterested shareholder approval, being the majority of votes cast in respect of shares entitled to vote at the meeting being voted in favor of the Transaction, excluding votes attached to shares held by SIL and its directors and officers, as well as their associates and affiliates, to the extent any of them hold shares of the Company.

The Option Agreement was included as an exhibit to the Form 10-Q filed with the SEC on August 12, 2014. The Share Exchange Agreement was included as an exhibit to the Form 8-K filed with the SEC on July 25, 2017. These filings are available to the public and may be viewed on the SEC website.

Changes to Corporate Structure

The corporate relationships between the Company, its subsidiaries and its interest in EMC-A before and after closing of the Transaction are as follows:

About the Nyngan Scandium Project and the Honeybugle Scandium Property

The Nyngan Scandium Project is located approximately 500 kilometers northwest of Sydney, Australia. Mineral exploration at the site has defined a measured and indicated resource significantly larger (7X) than the currently planned 20 year mine life outlined in the feasibility study. In May 2016, the Company issued a National Instrument 43-101 technical report entitled “Feasibility Study - Nyngan Scandium Project” (the “Feasibility Study”). The Feasibility Study was independently prepared, with Lycopodium Limited leading the feasibility study team from their Brisbane, Australia office. The Feasibility Study confirms the commercial viability of both the resource and the process for recovering scandium, as configured, for the Nyngan Project.

The Honeybugle Scandium Project is located approximately 24 kilometers west-southwest from the Nyngan Project. EMC-A holds a 100% interest in an exploration license (EL 7977) covering a 34.7 square kilometers of the Honeybugle geologic complex. The Honeybugle Project property includes four (4) distinct magnetic anomalies: Seaford, Woodlong, Yarran Park and Mallee Valley. A first stage drill program focused on the Seaford area and was completed in April 2014. Although the Honeybugle Project is in the early stages of development, preliminary drilling results in Seaford were similar to the Nyngan Project property, and metallurgy is expected to be similar as well.

Further information on the Projects, including a number of risk factors associated therewith, is set forth in the Company’s 2017 Form 10-K.

Transaction Benefits

Management of the Company believe that the Transaction provides a significant benefit to the Company as the streamlined ownership structure of EMC-A will allow for a wider range of structures for project financing as well as greater efficiency in the management of the Projects. In particular management anticipates the consolidation of ownership will better optimize the cost of capital for the development of the Nyngan Project, which in development and production phases would benefit the Company and its Shareholders.

The Transaction would also add management and finance expertise to the Board through the addition of SIL’s proposed nominees, being Peter B. Evensen and Christian B. Evensen. The following provides a summary of the background of each of the proposed nominees.

Peter B. Evensen retired as President and Chief Executive Officer of Teekay Corporation in January 2017 after joining Teekay in 2003 as Senior Vice President, Treasurer and Chief Financial Officer. He was appointed Executive Vice President in 2004 and was appointed Executive Vice President and Chief Strategy Officer in 2006. In April 2011, he became a Teekay director and assumed the position of President and Chief Executive Officer. Until his retirement, Mr. Evensen also served as Chief Executive Officer and Chief Financial Officer and a director of Teekay GP L.L.C. following its IPO in 2005 and as Chief Executive Officer and Chief Financial Officer and a director of Teekay Offshore GP L.L.C following its IPO in 2006 as well as a director of Teekay Tankers Ltd. from October 2007 until June 2013 and again from June 2015 to January 2017. Mr. Evensen has over 30 years of experience in banking and shipping finance. Prior to joining Teekay, Mr. Evensen was Managing Director and Head of Global Shipping at J.P. Morgan Securities Inc. and worked in other senior positions for its predecessor firms for over 20 years. His international industry experience includes positions in Vancouver, New York, London and Oslo.

Christian B. Evensen is the founding partner of Flintridge Capital Investments. He has spent his career structuring and managing corporate, derivative and real estate investments and their underlying financing of these investments. Prior to the formation of Flintridge in 2006, Mr. Evensen was a founder (in 1990) and Managing Partner of Canyon Capital Advisors LLC (which managed over $10 billion of hedge funds, separate accounts and collateralized debt obligations) and Canyon Capital Reality Advisors LLC (which managed over $1 billion of real estate funds and separate investments), both SEC registered investment advisors. He was also President of Canyon Partners Incorporated, a NASD broker-dealer. During the 1980s, Mr. Evensen was a Senior Vice President and Director of the Senior Debt and International Markets Groups in the High Yield Bond Department of Drexel Burnham Lambert. Prior to working for Drexel, Mr. Evensen was a Vice President of the Currency and Interest Rate Derivatives Group at Merrill Lynch. Mr. Evensen began his career at The Bank of New York and First Interstate Bank where he focused on financings in Asia and derivative transactions. Mr. Evensen is trustee of Johns Hopkins Medicine, a board member of Johns Hopkins Medicine International and chairman of the Johns Hopkins Prostate Cancer Advisory Board. Mr. Evensen is a board member of the Prostate Cancer Foundation and chairs the Discovery and Translation Committee and the Development Committee of the Board.

Financial Information

The Company currently reports its financial statements on a consolidated basis with those of EMC-A. The Company currently conducts no operations other than those related to ownership and operation of EMC-A. As a result, the Company is of the view that providing separate financial statements for EMC-A in connection with shareholder approval sought at the Meeting would offer no new meaningful information to the shareholders of the Company.

Tax Consequences of the Share Exchange

Management is of the view that there will be no material adverse tax consequences to the Company resulting from the Share Exchange.

Conditions and Risk

Shareholders should carefully consider all of the information disclosed in this Proxy Statement, including the risks and uncertainties described below, prior to voting on the matters being put before them at the Meeting. While the risks and uncertainties described below are those that management of the Company believes to be material to the Company with respect to the Transaction, it is possible that other risks and uncertainties affecting the Company’s business will arise or become material in the future. In addition, shareholders should review the risk factors disclosed in the Company’s latest Form 10-K filed with the Securities and Exchange Commission on March 16, 2017, which are incorporated by reference into this Proxy Statement.

Our ability to consummate the Share Exchange Transaction is subject to a number of conditions precedents, certain of which are outside the control of the Company, including receipt of regulatory approval. The Company has made a submission to the TSX regarding the Share Exchange, and the provisions of the Proxy Statement relating to the resolution sought were reviewed and conditionally accepted by the TSX. However there is no guarantee that the Transaction will receive final approval from the TSX. In addition, completion of the Transaction is contingent on our Shareholders approving the Agreement.

If for any reason the Share Exchange Transaction is not completed, the market price of the Shares may be adversely affected.

Shareholder Approval

The TSX requires a company to obtain shareholder approval for a transaction if it will result in an issuance of shares greater than 25% of the company’s current issued and outstanding shares, or if the transaction is expected to materially affect control of a company. Pursuant to the TSX policies, the Company is seeking Shareholder approval for the proposed Transaction which will result in the issuance of an aggregate of up to 59,871,565 Shares, which represents approximately up to 26.1% of the Company’s current issued and outstanding Shares. In addition, the Company expects the Transaction to materially affect control of the Company.

The resolution to approve the Share Exchange must be passed by not less than a majority of the votes cast by Shareholders present in person or by proxy at the Meeting, excluding any Common Shares held by SIL its director and officers, as well as their associates and affiliates (the “SIL Shareholders”). As at the Record Date, based on information available to the Company, the SIL Shareholders held 7,210,336 Common Shares representing approximately 3.14% of the issued and outstanding Common Shares.

Accordingly, the Company’s Shareholders, will be asked to consider and, if thought advisable, to pass, with or without amendment, the following ordinary resolution:

BE IT RESOLVED THAT the Company is hereby authorized to issue to Scandium Investments LLC a total of 57,371,565 common shares of the Company, as well as an additional number of common shares of the Company equal in value to US$420,000 to be determined using the prevailing exchange rate and closing price of the common shares of the Company as reported on the Toronto Stock Exchange, on the first trading day following the date the Company’s shareholders approve the Transaction, provided that the maximum aggregate number of common shares so issued may not to exceed 59,871,565 without further approval of the Company’s shareholders, all pursuant to the share exchange agreement dated June 30, 2017 between Scandium International Mining Corp., EMC Australia PTY Ltd. and Scandium Investments LLC, as more particularly described in the proxy statement in respect of this shareholders’ meeting.

The Board recommends a vote FOR the resolution to approve the foregoing resolution. Unless such authority is withheld, the persons named in the enclosed Proxy intend to vote FOR the approval of the foregoing resolution.

The directors and officers of the Company intend to vote their Shares in favor of the Transaction. The Shares held by such directors and officers represent approximately 28.50% of Scandium’s issued and outstanding Common Shares as of the date of this Proxy Statement.

OTHER MATTERS

Scandium knows of no other matters that are likely to be brought before the Meeting. If, however, other matters not presently known or determined properly come before the Meeting, the persons named as proxies in the enclosed Proxy or VIF or their substitutes will vote in accordance with their discretion with respect to such matters.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Proxy Statement constitute forward-looking information and forward-looking statements within the meaning of applicable securities legislation (collectively, “Forward-Looking Statements”). The use of any of the words “anticipate”, “continue”, “expect”, “may”, “will”, “proposed”, “should”, “believe”, “is subject” and similar expressions are intended to identify Forward-Looking Statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such Forward-Looking Statements. The Company believes the expectations reflected in those Forward-Looking Statements are reasonable, but no assurance can be given that these expectations will prove to be correct. Such Forward-Looking Statements included in this Proxy Statement should not be unduly relied upon. These Forward-Looking Statements speak only as of the date of this Proxy Statement.

In particular, this Proxy Statement includes Forward-Looking Statements pertaining to the following:

•	completion of the Share Exchange Transaction as contemplated under the Share Exchange Agreement and the Option Agreement;
•	business strategy, strength and focus;
•	receipt of all regulatory, shareholder and other approvals for the Transaction;
•	development and construction activities planned for the Projects;
•	expectations regarding the ability to raise capital or generate income through operations;
•	plans for and intentions with respect to capital requirements;
•	construction and other development activities on the Projects;
•	expectations related to management and operation of the Company and future mining operations on the Projects; and
•	expectations with respect to the Company’s future working capital position.

With respect to Forward-Looking Statements contained in this Proxy Statement, assumptions have been made regarding:

•	future commodity prices;
•	future development plans for the Projects unfolding as currently envisioned;
•	geological estimates in respect of mineral resources and reserves on the Projects;
•	the Company’s ability to obtain qualified staff and equipment in a timely and cost-efficient manner;
•	the legal and regulatory framework governing mining, royalties, taxes and environmental matters in Australia;

•	future sources of funding, the Company’s ability to obtain financing, and its future debt levels; and
•	future exchange rates of Canadian and U.S. currencies being consistent with expectations.

Actual results could differ materially from those anticipated in these Forward-Looking Statements as a result of the risk factors set forth below and elsewhere in this Proxy Statement, including, without limitation, risk and uncertainties regarding:

•	the speculative nature of exploration, appraisal and development of mineral properties;
•	conditions required for the closing of the Transaction;
•	required Shareholder and regulatory approvals;
•

the development and operation of the Projects, including additional capital requirements for the Projects, accidents, equipment breakdowns and non-compliance with environmental and permit requirements;

•	uncertainties in access to future funding for exploration and development of the Company’s properties or future acquisitions;
•	unexpected liabilities or changes in the cost of operations, including costs of extracting and delivering minerals to market, that affect potential profitability of the Company;
•	operating hazards and risks inherent in mineral exploration and mining;
•	volatility in global equities, commodities, foreign exchange, market price of precious and base metals and a lack of market liquidity;
•	changes to the political environment, laws or regulations, or more stringent enforcement of current laws or regulations in Australia;
•	ability of the Company to obtain and maintain required exploration licences, concessions, access rights or permits;
•	unexpected and uninsurable risks;
•	limitations on the transfer of cash or assets between the Company and its foreign subsidiaries or among such subsidiaries could restrict the Company’s ability to fund its operations efficiently;
•	the other factors discussed under “Risk Factors” and incorporated into this Proxy Statement by reference to the Company’s 2017 Form 10-K.

Readers are cautioned that the foregoing lists of factors are not exhaustive. The material factors and assumptions used in developing the Forward-Looking Statements are based on, among other things, the Company’s planned capital expenditure program, estimated recovery success rates and other prospects. Due to the nature of the mining industry, budgets are regularly reviewed in light of the success of the expenditures and other opportunities, which may become available to the Company. Accordingly, while the Company anticipates that it will have the ability to spend the funds available to it as stated in this Proxy Statement, there may be circumstances where, for sound business reasons, a reallocation of funds may be prudent or necessary.

The Forward-Looking Statements contained in this Proxy Statement are expressly qualified by this cautionary statement. Except as required under applicable securities laws, the Company does not undertake or assume any obligation to publicly update or revise any Forward-Looking Statements. Shareholders should read this entire Proxy Statement and consult their own professional advisors to assess the legal issues, risk factors and other aspects of the Share Exchange prior to voting their Shares.

PROPOSALS OF SHAREHOLDERS

Proposals which shareholders wish to be considered for inclusion in the Proxy Statement and proxy card for the 2018 annual meeting of shareholders, including director nominees, must be received by the Secretary of the Company by December 1, 2017, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and Division 7 of Part 5 of the Business Corporations Act (British Columbia). After this date, any shareholder proposal will be considered untimely. If the Company changes the date of next year’s annual meeting by more than thirty days from the date of this year’s meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on the SEDAR website at www.sedar.com and on EDGAR at www.sec.gov. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year, which will be available online at www.sedar.com. Shareholders may request additional copies by (i) mail to Suite 501 - 1430 Greg Street, Sparks, Nevada, USA, 89431; (ii) telephone to: (775) 355-9500 or (iii) email to: info@scandiummining.com.

Dated at Vancouver, British Columbia, this 4th day of August, 2017.

BY ORDER OF THE BOARD OF DIRECTORS

                            /s/ George Putnam
George Putnam, President & CEO

SCANDIUM INTERNATIONAL MINING CORP.

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EQMQ 000001

SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X X9X
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Security Class
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Holder Account Number
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Form of Proxy -Special Meeting to be held on September 11, 2017

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by 10:00 AM, Pacific Time on September 7, 2017.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- Smartphone? Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 23456 78901 23456

EQMQ_PRX_257099/000001/000001/i

SAM SAMPLE

C9999999999

IND C01

Appointment of Proxyholder

I/We being holder(s) of Scandium International Mining Corp. hereby appoint: George Putnam, President of the Company, or failing him, Edward Mayerhofer, solicitor for the Company,

OR

Print the name of the person you are appointing if this person is someone other than the persons named above.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of Shareholders of Scandium International Mining Corp. to be held at #1200 – 750 West Pender Street, Vancouver, British Columbia, on September 11, 2017 at 10:00 AM, Pacific Time, and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY **HIGHLIGHTED TEXT** OVER THE BOXES.

	For	Against
1. Issuance of Shares to Scandium Investments LLC Pursuant to Share Exchange Agreement To approve the Company's issuance of common shares to Scandium Investments LLC pursuant to a share exchange agreement between the Company, SIL and EMC Australia PTY Ltd., as more particularly set forth in the accompanying Information Circular.	☐	☐

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Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s)

Date

DD / MM / YY

EQMQ 257099 2PR AR0 99999